ARTICLES OF INCORPORATION
                        SAMCO FIXED INCOME PORTFOLIO

FIRST: Formation.

The undersigned, Eric P. Nachimovsky, whose post office address is 600 Fifth Avenue, 26th Floor New York, NY 10020, being at least eighteen years of age, does under the general laws of the State of Maryland, associate himself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

SECOND: Name.

The name of the Corporation is SAMCO Fund, Inc.

THIRD: Purpose.

The purpose for which the Corporation is formed is to act as an open-end management investment company under the Investment Company Act of 1940, as amended, as then in effect and the rules and regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Act") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

FOURTH: Address and Resident Agent.

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of this State, 32 South Street, Baltimore, MD 21202.

FIFTH: Capital Stock.

(a) The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is Two Billion Five Hundred Million (2,500,000,000), all of which capital stock shall have a par value of one-tenth of one cent ($.001) per share to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of $2,500,000.00. The Board of Directors shall be authorized to increase or decrease the aggregate number of authorized shares of Common Stock from time to time in accordance with the provisions of the Maryland General Corporation Law.

	(b) Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the par value thereof, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors. All stock shall be issued on a fully paid and non-assessable basis.

(c) Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has initially designated two classes of shares of Common Stock of the corporation.

The name of such classes and the number of shares of Common Stock initially classified and allocated to these classes are as follows:

Number of Shares of Common Stock

	Name of Class				                     Initially Classified and Allocated
	Fixed Income Fund				                   500,000,000
	Unallocated Shares		        		        2,000,000,000

	(d) At any time when there are no shares outstanding or subscribed for a particular class previously established and designated herein by the Board of Directors, the class may be liquidated in accordance with applicable law or by similar means. Each share of a class shall have equal rights with each other share of that class with respect to the assets of the Corporation pertaining to that class. The dividends payable to the holders of any class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or to a class of stock shall apply without discrimination to the shares of each class of stock.


	(e) The holder of each share of Common Stock of the Corporation shall be entitled to one vote for each dollar, and a proportionate fraction of a vote for each fraction of a dollar, of net asset value on the record date or the date the stock transfer books of the Corporation are closed, as the case may be, of each share of Common Stock of the Corporation, standing in his or her name on the books of the Corporation on such date. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class except (1) when otherwise expressly provided by the Maryland General Corporation Law, or when required by the Act, then shares shall be voted by individual class; and (2) when the matter does not affect any interest of a particular class, then only stockholders of such other class or classes whose interests may be affected shall be entitled to vote thereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

	(f) Each class of stock of the Corporation shall have the following powers, preferences voting, or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

	1.	All consideration received by the Corporation for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the
Corporation for all purposes, subject only to the rights of
creditors, and shall be so recorded upon the books of account of the
Corporation.  Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

	2.	The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock; provided, such dividends or distributions on shares of any class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class.
 Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors.

	3.	The Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereof, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability for the Corporation for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith. The
Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any class of the Corporation as may be permitted or required by the IRC, without the vote of stockholders of the Corporation or any class.


	4.	In the event of the liquidation or dissolution of the Corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets, the assets belonging to such class, and the assets so distributable to the stockholders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the net asset value of the respective class determined as hereinafter provided and distributed to the holders of capital stock of each class in proportion to the number of shares of that class held by the respective holders.

	5.	The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation.  General liabilities shall be charged to classes in proportion to the net asset value of the respective class determined as hereinafter provided.  The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the
Corporation are allocable to one or more classes.

	(g) The Board of Directors may provide for a holder of any class of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder, to convert the shares in question on such bases as the Board may provide, into shares of stock of any other class of the Corporation.

	(h) No holder of any class of Common Stock of the Corporation or of any other class of stock or securities which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of any class, or of rights or options to purchase any capital stock, or of securities convertible into, or carrying rights or options to purchase, capital stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock or securities which may hereafter be created.

SIXTH:   Board of Directors.

	(a) Number and Election. The number of directors of the Corporation, so long as there is no Common Stock outstanding, or, if there is Common Stock outstanding, but there are less than three stockholders, shall be one. Except as provided in the preceding sentence, the number of directors of the Corporation shall initially be one (1) provided, however, that the number of directors may be increased or decreased in accordance with the By-Laws so long as the number is never less than three (3). Except as provided in the By-Laws, the election of directors may be conducted in any way approved at the meeting (whether stockholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The name of the director who shall act until the first annual meeting or until her successor is duly elected and qualified is:
Christina Seix

	(b) Removal of Directors. Subject to the limits of the Act and unless otherwise provided by the By-Laws, a director may be removed with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

	(c) Responsibility and Liability. To the fullest extent permitted by Maryland General Corporation Law, as it may be amended from time to time, subject to the limitations imposed by the Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article SIXTH in respect of any act or omission that occurred prior to such amendment or repeal.

	(d) Reliance on Books and Reports. Each director or officer or member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by (i) an officer or employee of the Corporation whom they reasonably believe to be reliable and competent in the matters presented;
(ii) a lawyer, public accountant, or other person, as to a matter which they believe to be within the person's professional or expert competence; and (iii) a committee of the Board on which they do not serve, as to a matter within its designated authority, if they reasonably believe the committee to merit confidence.

 (e) Indemnification. The Corporation, including its successors and assigns, shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland General Corporation Law as it may be amended from time to time and the Act, including the advancing of reasonable expenses incurred in connection therewith. Such indemnification shall be in addition to any other right or claim to which any director or officer may otherwise been entitled. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland General Corporation Law and the Act as they may be amended from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law by the Board of Directors, the stockholders, or special legal counsel appointed by the Board of Directors.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify such liability, but shall not be required to purchase or maintain insurance on behalf of any such person. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided under this Article SIXTH in respect of any act or omission that occurred prior to such amendment or repeal. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Nothing in these Articles of Incorporation shall be deemed to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of his or her obligations and duties hereunder.

	(f) Severability. Each section or portion thereof of this Article SIXTH shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article

SEVENTH:  Management of the Affairs of the Corporation.
The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

	(a) The Board shall have power to fix an initial offering price for the shares of any class which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its Common Stock.

	The net asset value of the property and assets of any class of the Corporation shall be determined at such times as the Board of Directors may direct, by deducting from the total appraised value of all of the property and assets of the Corporation which constitute the assets belonging to the class, determined in the manner hereinafter provided, all debts, obligations and liabilities of the Corporation (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise) allocable to such class.

In determining the total appraised value of all the property and assets of the Corporation or belonging to any class thereof:

	1.	Securities owned shall be valued at market value or, in the absence of readily available market quotations, at fair value as determined in good faith by or as directed by the Board of Directors in accordance with applicable statutes and regulations.

	2.	Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex-rights, and on each succeeding day until the said dividends or rights are received and become part of the assets of the Corporation.

	3.	The value of any other assets of the Corporation (and any of the assets mentioned in paragraphs (1) or (2), in the discretion of the Board of Directors in the event of national financial emergency, as hereinafter defined) shall be determined in such manner as may be approved from time to time by or pursuant to the discretion of the Board of Directors.

	The net asset value of each share of any class of the Common Stock of the Corporation shall be determined by dividing the net asset value of the property and assets of the relevant class of the Corporation, as defined above, by the total number of shares of its Common Stock then issued and outstanding for such class, including any shares of such class sold by the Corporation up to and including the date as of which such net asset value is to be determined, whether or not certificates therefor have actually been issued. In case the net asset value of each share of any such class so determined shall include a fraction of one cent, such net asset value of each share of that class shall be adjusted to the nearer full cent.

	For the purpose of these Articles of Incorporation, a "national financial emergency" is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closing, (ii) during which trading on the New York Stock Exchange is restricted,
(iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such class is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value for the net assets of such class, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist.

	Notwithstanding any other provisions of this Article, the Board of Directors may suspend the right of stockholders of any or all classes of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Act. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

	(b) To the extent permitted by law, except in the case of a national financial emergency or as otherwise permitted or required in this Article SEVENTH, the Corporation shall redeem shares of its Common Stock from its stockholders upon request of the holder thereof received by the Corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of outstanding certificate or certificates for such shares in form for transfer and must be in writing or, subject to limitations established by the Board of Directors, received by telephone and insofar as it may relate to shares for which no certificate has been issued, together with such proof of the authenticity of signatures as may reasonably be required with respect to such certificated shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of Directors of the Corporation, and accompanied by proper stock transfer stamps. Shares redeemed upon written request shall be redeemed by the Corporation at the net asset value of such shares determined in the manner provided in Paragraph (a) of this Article SEVENTH, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law), as of the close of business on the business day during which such request was received in good order by the Corporation.

	Payments of shares of its Common Stock so redeemed by the Corporation shall be made only from assets of the applicable class lawfully available therefor and out of such assets.  Payment shall be in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose in their complete discretion, be made from the assets of that class in kind, or partially in cash and partially in kind. In case of any payment in kind the Board of
Directors, or its delegate, shall have absolute discretion as to what security or securities constituting assets belonging to such class shall be distributed in kind and the amount of the same; and the securities shall be valued for purpose of distribution at the value at which they were appraised in computing the current net asset value of the class of the Corporation's shares, provided that any stockholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the Act shall receive cash.

	Payments for shares of its Common Stock so redeemed by the Corporation shall be made by the Corporation as provided above within seven days after the date which the request for redemption of such shares has been received in good order by the Corporation or its designated agent; provided, however, that if payment shall be made by delivery of assets of the Corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several issuers whose securities are to be delivered may be made, but not necessarily within such seven day period.

	The right of any holder of shares of the Common Stock of the Corporation to receive dividends thereon and all other rights of such stockholder with respect to the shares so redeemed by the Corporation shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed, as provided above, except the right of such stockholder to receive payment for such shares as provided for herein.

	(c) The Board of Directors, may from time to time, without the vote or consent of stockholders, establish uniform standards with respect to the minimum net asset value of a stockholder account or minimum investment which may be made by a stockholder. The Board of Directors may authorize the closing of those stockholder accounts not meeting the specified minimum standards of net asset value by redeeming all of the shares in such accounts, provided there is mailed to each affected stockholder account, at least sixty
(60) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the account will be closed if the minimum size requirement is not met prior to said closing date.

EIGHTH:  Determination Binding.

Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority or the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present, and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to require a waiver of compliance with any provision of the Act or the Securities Act of 1933, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

NINTH:  Contracts and Agreements.

The Corporation is expressly empowered as follows:
	(a) The Corporation may enter into a written contract or contracts with any person or organization, including any firm, corporation, trust or association in which any officer, other employee, director or stockholder of the Corporation may be interested, providing for a delegation of the management of all of the Corporation's securities portfolios and also for the delegation of the performance of administrative corporate functions subject always to the
direction of the Board of Directors.   The compensation payable by the
Corporation under such contracts shall be such as is deemed fair and equitable to both parties and by the Board of Directors. Each such contract shall in all respects be consistent with and subject to the requirements of the Act as then in effect and regulation of the Securities and Exchange Commission (or any succeeding governmental authority) promulgated thereunder.

	(b)  The Corporation may appoint one or more distributors or agents or both for the sale of the shares of the Corporation, may directly or indirectly compensate such person or persons for the sale of such shares and may enter into such contract or contracts with such person or persons as the Board of
Directors of the Corporation in its discretion may deem reasonable and proper.

	(c) The Corporation may employ such custodian or custodians for the safekeeping of the property of the Corporation and its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as in the opinion of the Board of Directors of the Corporation may be reasonable, necessary, or proper for the conduct of the affairs of the Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation.

	Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to or to be acquired and held in the name of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

	(d) All contracts entered into pursuant to subsections (a), (b), and (c), of this Article NINTH shall in all respects be consistent with and subject to the requirements of the Act as then in effect and regulations of the Securities and Exchange Commission promulgated thereunder.

	(e) The same person, partnership (general or limited), association, trust or corporation may be employed in any multiple capacity under subsection (a),
(b) and (c) of this Article NINTH and may receive compensation from the Corporation in as many capacities as such person, partnership (general or limited), association, trust or corporation shall serve the Corporation. The same person may be financially interested in or otherwise affiliated (as defined in the Act) with persons who are parties to any or all of the contracts entered into by the Corporation pursuant to this Article NINTH. Any contract entered into pursuant to this Article NINTH may be made with any person even though an officer, other employee, director or stockholder of the Corporation may be such other person or may have an interest in such other person. No contract entered into by the Corporation with any other party pursuant to this Article NINTH shall be invalidated or rendered voidable because any officer, other employee, director or stockholder of the Corporation is such other party or has an interest in such other party. No person having an interest in such other party shall be liable merely by reason of such interest for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly therefrom, provided that all provisions of applicable laws were complied with when the Corporation entered into the contract.

TENTH:  Other Powers.
In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

	(a) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Act.

	(b) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

	(c)  Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of
Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal but only to the extent permitted by the fundamental policies of the Corporation recited in its registration statement filed pursuant to the Act.

	(d) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland General Corporation Law, of these Articles of Incorporation, and of the By-Laws of the Corporation.

	(e) To authorize from time to time the payment of compensation and expenses to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

	(f) Subject to the requirements of applicable law, to establish, in its absolute discretion, the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each share of each class or series for purposes of sales, redemptions, repurchases or otherwise.

	Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may adopt procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant share value.

	(g)  To make such elections, in its discretion, as to the tax status of the
Corporation or any class of the Corporation's capital stock as may be permitted or required by the IRC.

ELEVENTH:  Location of Books and Records.

The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

TWELFTH:  Reservation of Right to Amend.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH:  Shareholder Voting.

	(a)	Quorum.  The presence in person or by proxy of the holders of Common
Stock of the Corporation entitled to cast one-third of the votes entitled to be cast thereat, without regard to class, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of Common Stock entitled to cast one-third of the votes of each class required to vote as a class on the matter shall constitute a quorum.
If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

	(b) Shareholder Majority. Notwithstanding any provision of Maryland General Corporation Law requiring more than a majority vote of the Common Stock, or any class thereof, in connection with any corporation action (including, but not limited to, the amendment of these Articles of Incorporation), unless otherwise provided in these Articles of Incorporation the Corporation may take or authorize such action upon the favorable vote of the holders of Common Stock entitled to cast a majority of the votes thereon.

FOURTEENTH:  Duration.

The duration of the Corporation shall be perpetual.

FIFTEENTH:  No Liability.

The stockholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim levy or other encumbrance on account of the debts or liabilities of the Corporation, to any extent whatsoever.

SIXTEENTH:  Owner of Record.

The Corporation shall be entitled to treat the person in whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders and for the purpose of notices to stockholders, and for all other purposes whatsoever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by law.

I acknowledge these Articles of Incorporation to be my act and further acknowledge that, to the best of my knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury, this 1 day of August, 1997.

							/Eric P. Nachimovsky
							Eric P. Nachimovsky